Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS ENDED OCTOBER 31, 2019

J. W. Mays, Inc. today reported its financial results for the three months ended October 31, 2019.

Revenues from Operations for the three months ended October 31, 2019 amounted to $5,035,915 compared to revenues of $5,161,172 in the comparable 2018 three-month period.

Net income from Operations for the three months ended October 31, 2019 was $128,544, or $.06 per share, compared to net loss from Operations of $(79,194), or $(.04) per share, in the comparable 2018 three-month period.

*          *          *

Dated: December 4, 2019